Exhibit 10.1

Execution Version

February 24, 2019

Ring Energy, Inc.

901 West Wall Street

Midland, TX 79701

Attention:	William R. Broaddrick Vice President and Chief Financial Officer

Re:	$1,000,000,000 Amended and Restated Senior Secured Revolving Credit Facility for Ring Energy, Inc., subject to an initial Borrowing Base of $425,000,000

Gentlemen:

Ring Energy, Inc. (the “Company”) has advised SunTrust Bank and SunTrust Robinson Humphrey, Inc. (the “Lead Arranger” and, together with SunTrust Bank, “SunTrust”) that the Company intends to acquire (the “Acquisition”) the oil and gas properties and related assets in Coke, Gaines, Yoakum and Runnels Counties, Texas and Lea County, New Mexico (the “Acquired Assets”) of Wishbone Energy Partners, LLC, Wishbone Texas Operating Company LLC and WB Waterworks, LLC (collectively, the “Seller”) pursuant to a purchase and sale agreement between the Company and the Seller (the “Acquisition Agreement”). You have further advised SunTrust that, in connection with the Acquisition, the Company seeks to amend and restate its existing senior credit facility (the “Existing Senior Credit Facility”), which amendment and restatement will increase the maximum facility amount from $500,000,000 to $1,000,000,000 and increase the total borrowing base to $425,000,000, add additional lenders, extend the maturity date and make other modifications on the terms set forth in the Summary of Principal Terms and Conditions attached hereto as Annex I (the “Term Sheet”). As used in this letter, the “Amended and Restated Credit Agreement” means the proposed amended and restated credit agreement described in this letter and the Term Sheet and the “Amended and Restated Senior Credit Facility” means the Existing Senior Credit Facility as amended and restated by such proposed Amended and Restated Credit Agreement. All transactions described above, together with the financing contemplated hereby, are sometimes referred to herein as the “Transactions”. Capitalized terms used in this letter but not defined herein shall have the meanings given to them in the Term Sheet.

SunTrust Bank is pleased to commit to provide the full amount of the $425,000,000 initial increased Borrowing Base, subject to the terms and conditions set forth in this letter and the Term Sheet (collectively, this “Commitment Letter”). You hereby appoint SunTrust Robinson Humphrey, Inc. to act, and the Lead Arranger agrees to act, as sole lead arranger and book manager for the Amended and Restated Senior Credit Facility, subject to the terms and conditions of this Commitment Letter. No other agents, co-agents or arrangers will be appointed, or other titles conferred, without the prior written consent of the Lead Arranger.

Ring Energy, Inc.

A.	Syndication

The Lead Arranger reserves the right, before or after the execution of the Financing Documentation, to syndicate all or a portion of SunTrust Bank’s commitment to one or more other financial institutions that will become parties to the Financing Documentation (such financial institutions, the “Lenders”) and the commitment of SunTrust Bank hereunder shall be reduced dollar-for dollar as and when the corresponding commitments are received. The Company understands that the Lead Arranger intends to commence such syndication efforts promptly. The Company agrees to actively assist the Lead Arranger in achieving a Successful Syndication (as defined in the Fee Letter) and take such action as the Lead Arranger may reasonably request related thereto. The Company’s assistance shall include (but not be limited to) (i) making senior management, representatives and advisors of the Company and its affiliates available to participate in meetings and to provide information to potential lenders under the Amended and Restated Senior Credit Facility at such times and places as the Lead Arranger may reasonably request; (ii) using the Company’s existing lending relationships to assist in the syndication process; and (iii) assisting in the preparation of an information memorandum regarding the Company, the Acquired Assets, the Amended and Restated Credit Agreement and the Amended and Restated Senior Credit Facility and other customary marketing materials to be used in connection with the syndication, in form and substance reasonably acceptable to the Lead Arranger, at least 25 days prior to the Closing Date; and (iv) preparing and providing promptly to the Lead Arranger all information with respect to the Company, its subsidiaries, the Acquired Assets and the Transactions, including without limitation all financial information and projections (the “Projections”), reasonably requested by the Lead Arranger in connection with the syndication of the Amended and Restated Credit Agreement.

The Lead Arranger will manage all aspects of the syndication of the Amended and Restated Senior Credit Facility in consultation with SunTrust Bank and the Company, including the timing of all offers to potential Lenders, the determination of all amounts offered to potential Lenders, the selection of Lenders, the allocation of commitments, and the determination of compensation and titles (such as co-agent, managing agent, etc.) given, if any, to such Lenders. The Company agrees that no other agents, co-agents or arrangers will be appointed, or other titles conferred, without the prior written consent of the Lead Arranger, and that no Lender will receive any compensation for its commitment to, or participation in, the Amended and Restated Senior Credit Facility except as expressly set forth in the Term Sheet or the Fee Letter (as defined below), or as otherwise agreed to and offered by the Lead Arranger.

To ensure an orderly and effective syndication of the Amended and Restated Senior Credit Facility, the Company further agrees that until the earlier of termination of this Commitment Letter and a Successful Syndication (as defined in the Fee Letter), the Company will not, and will not cause or permit any of its affiliates or agents to, arrange, sell, syndicate or issue, attempt to arrange, sell, syndicate or issue, announce or authorize the announcement of the arrangement, sale, syndication or issuance of, or engage in discussions concerning the arrangement, sale, syndication or issuance of, any credit facility or debt security (including any renewals thereof) except with the prior written consent of the Lead Arranger.

B.	Conditions Precedent

The undertakings and obligations of SunTrust under this Commitment Letter are subject to: (i) the preparation, execution and delivery of loan documentation substantially consistent with the Term Sheet, including an amendment and restatement of the Existing Credit Agreement incorporating substantially the terms and conditions outlined in this Commitment Letter; (ii) the accuracy of all fundamental representations that the Company makes to SunTrust (including those in Section D below) and all information that the Company furnishes to SunTrust, and the absence of any information or other matter being disclosed after the date hereof that is inconsistent in a material and adverse manner with any information or other material disclosed to SunTrust; (iii) the payment in full of all fees, expenses and other amounts payable hereunder and under the Fee Letter; (iv) the compliance with the provisions of this Commitment Letter; (v) the Closing Date on or prior to May 15, 2019; and (vi) the satisfaction of the other conditions set forth in the Term Sheet.

Ring Energy, Inc.

C.	Representations

The Company represents and warrants to SunTrust that all information, other than the Projections, that has been or will be made available to SunTrust or any of the Lenders by the Company or any of the Company’s representatives (or on your or their behalf) in connection with the transactions contemplated by this Commitment Letter (the “Information”) is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading and (ii) the Projections have been or will be prepared in good faith based upon reasonable assumptions. The Company agrees to supplement the Information and the Projections from time to time so that the representation and warranty contained in this paragraph remains correct. In issuing the commitments and undertakings hereunder and in arranging and syndicating the Amended and Restated Senior Credit Facility, SunTrust Bank and the Lead Arranger are relying on the accuracy of the Information and the Projections without independent verification thereof.

The Company authorizes the Lead Arranger and its affiliates, including SunTrust Bank, to share with each other, and to use, credit and other confidential or non-public information regarding the Company to the extent permitted by applicable laws and regulations and for the purpose of performing their obligations under this Commitment Letter and the Amended and Restated Senior Credit Facility.

D.	Indemnities, Expenses, Fees Etc.

1.       Indemnification.  The Company agrees to indemnify and hold harmless the Lead Arranger, SunTrust Bank, each other Lender, their respective affiliates and their respective directors, officers, employees, agents, representatives, legal counsel, and consultants (each, an “Indemnified Person”) against, and to reimburse each Indemnified Person upon its demand for, any losses, claims, damages, liabilities or other expenses (“Losses”) incurred by such Indemnified Person or asserted against such Indemnified Person by any third party or by the Company or any of its affiliates, arising out of or in connection with this Commitment Letter, the Fee Letter, the financing and other Transactions or the use of the proceeds of the Amended and Restated Senior Credit Facility, or any claim, litigation, investigation or proceeding relating to any of the foregoing (whether or not such Indemnified Person is a party thereto), and to reimburse each Indemnified Person upon demand for any legal or other expenses incurred in connection with investigating or defending any of the foregoing, whether or not such Indemnified Person is a party to any such proceeding, in all cases, whether or not caused by or arising in whole or in part out of the comparative, contributory or sole negligence of any indemnified person; provided that the Company shall not be liable pursuant to this indemnity for any Losses to the extent that a court having competent jurisdiction shall have determined by a final judgment (not subject to further appeal) that such Loss resulted from the gross negligence or willful misconduct of such Indemnified Person. The Company shall not, without the prior written consent of any Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Person is a party and indemnity has been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such indemnity. No Indemnified Person shall be responsible or liable to the Company or any other person or entity for any damages arising from the use by others of the Information or other materials obtained through electronic, telecommunications or other information transmission systems or for any special, punitive, indirect, exemplary or consequential damages in connection with the Amended and Restated Credit Agreement or the Amended and Restated Senior Credit Facility.

Ring Energy, Inc.

2.       Fees and Expenses. In addition to the fees described in the Term Sheet, the Company will pay (or cause to be paid) the fees set forth in that certain letter agreement dated as of the date hereof, executed by SunTrust Bank and the Lead Arranger and acknowledged and agreed to by the Company relating to this Commitment Letter (the “Fee Letter”). The Company also agrees to pay, or to reimburse SunTrust on demand for, all reasonable costs and expenses incurred by SunTrust (whether incurred before or after the date hereof) in connection with the Amended and Restated Credit Agreement, the Amended and Restated Senior Credit Facility, the syndication thereof, the preparation of the Financing Documentation and the other Transactions, including, without limitation, bank meeting expenses and fees and disbursements of its counsel, regardless of whether the Closing Date occurs. The Company also agrees to pay all costs and expenses of SunTrust (including, without limitation, fees and disbursements of its counsel) incurred in connection with the enforcement of any of its rights and remedies hereunder.

E.	Miscellaneous

1.       Termination. This Commitment Letter and all commitment and undertakings of SunTrust hereunder shall expire at 5:00 p.m., Atlanta, Georgia time, on February 28, 2019, unless by such time the Company executes and delivers to SunTrust this Commitment Letter and the Fee Letter. Thereafter, all commitments and obligations of SunTrust under this Commitment Letter will terminate upon the earliest to occur of (i) consummation of the Acquisition (with or without the use of the Amended and Restated Senior Credit Facility), (ii) termination of the Acquisition Agreement, either by its terms or by a court of competent jurisdiction, or (iii) at 5:00 p.m. Atlanta, Georgia time on May 15, 20191 unless the Closing Date occurs on or prior to such date. In addition to the foregoing, this Commitment Letter may be terminated at any time by mutual agreement, and all commitments and undertakings of SunTrust hereunder may be terminated by SunTrust if the Company fails to perform its obligations under this Commitment Letter or the Fee Letter on a timely basis.

2.       No Third-Party Beneficiaries. This Commitment Letter is solely for the benefit of the Company, SunTrust and the Indemnified Persons; no provision hereof shall be deemed to confer rights on any other person or entity.

3.       No Assignment; Amendment. This Commitment Letter and the Fee Letter may not be assigned by the Company to any other person or entity, but all of the obligations of the Company hereunder and under the Fee Letter shall be binding upon the successors and assigns of the Company. This Commitment Letter and the Fee Letter may be not be amended or modified except in writing executed by each of the parties hereto.

4.       Use of Name and Information. The Company agrees that any references to SunTrust or any of its affiliates made in connection with the Amended and Restated Senior Credit Facility are subject to the prior approval of SunTrust, which approval shall not be unreasonably withheld. SunTrust shall be permitted to use information related to the syndication and arrangement of the Amended and Restated Senior Credit Facility in connection with marketing, press releases or other transactional announcements or updates provided to investor or trade publications; including, but not limited to, the placement of “tombstone” advertisements in publications of its choice at its own expense.

1 NTD: To be same date as Section B.(vi)

Ring Energy, Inc.

5.       Governing Law; Waiver of Jury Trial. This Commitment Letter and the Fee Letter will be governed by and construed in accordance with the laws of the state of Texas without regard to the principles of conflicts of laws thereof. EACH OF THE COMPANY AND SUNTRUST IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS COMMITMENT LETTER, THE FEE LETTER OR ANY OF THE TRANSACTIONS OR THE ACTIONS OF SUNTRUST IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

THE COMPANY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT IN THE STATE OF GEORGIA OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS COMMITMENT LETTER, THE FEE LETTER, AND THE OTHER TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY AND IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT MAY BE ENFORCED IN ANY OTHER COURTS TO WHOSE JURISDICTION THE COMPANY OR SUNTRUST ARE OR MAY BE SUBJECT, BY SUIT UPON JUDGMENT. SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT ON THE COMPANY MAY BE MADE BY REGISTERED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS APPEARING AT THE BEGINNING OF THIS LETTER FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT PURSUANT TO THIS COMMITMENT LETTER.

6.       Survival. The obligations of the Company under the expense reimbursement, indemnification, confidentiality, and governing law, submission to jurisdiction, jury trial waiver and related provisions of this Commitment Letter shall survive the expiration and termination of this Commitment Letter.

7.       Confidentiality. The Company will not disclose or permit disclosure of this Commitment Letter, the Fee Letter nor the contents of the foregoing to any person or entity (including, without limitation, any Lender other than SunTrust), either directly or indirectly, orally or in writing, except (i) to the Company’s officers, directors, agents and legal counsel who are directly involved in the transactions contemplated hereby, in each case on a confidential basis, (ii) with respect to this Commitment Letter (but not the Fee Letter), to the Seller and its officers, directors, agents and legal counsel on a confidential basis or (iii) as required by law (in which case the Company agrees to inform SunTrust promptly thereof).

Ring Energy, Inc.

8.       No fiduciary duty. The Company acknowledges and agrees that (i) the commitment to and syndication of the Amended and Restated Senior Credit Facility pursuant to this Commitment Letter is an arm's-length commercial transaction between the Company, on the one hand, and SunTrust, on the other, and the Company is capable of evaluating and understanding, and does understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter, (ii) in connection with the transactions contemplated hereby and the process leading to such transactions, SunTrust is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its stockholders, creditors, employees or any other party, (iii) SunTrust has not assumed an advisory responsibility or fiduciary duty in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether SunTrust has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Commitment Letter, (iv) SunTrust and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its affiliates, and SunTrust has no obligation to disclose any of such interests by virtue of any fiduciary or advisory or other relationship as a consequence of this Commitment Letter, and (v) SunTrust has not provided any legal, accounting, regulatory or tax advice with respect to any transactions contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company waives and releases, to the fullest extent permitted by law, any claims that it may have against SunTrust with respect to any breach or alleged breach of fiduciary duty as a consequence of this Commitment Letter.

9.       Counterparts. This Commitment Letter and the Fee Letter may be executed in any number of separate counterparts, all of which together constitute one original. Delivery of an executed counterpart of a signature page to this Commitment Letter or the Fee Letter by facsimile transmission or electronic transmission (in pdf form) shall be as effective as delivery of a manually executed counterpart hereof.

10.       Entire Agreement; Swap Disclaimer. (a) This Commitment Letter and the Fee Letter embody the entire agreement and understanding among SunTrust, the Company and their affiliates with respect to the Amended and Restated Senior Credit Facility and any transactions related thereto, and supersede all prior understandings and agreements among the parties relating to the subject matter hereof. However, the terms and conditions of the commitments of SunTrust Bank and the undertakings of the Lead Arranger hereunder are not limited to those set forth herein, in the Term Sheet or in the Fee Letter; those matters not covered or made clear herein or in the Term Sheet are subject to mutual agreement of the parties.

(b)       Nothing herein constitutes an offer or recommendation to enter into any “swap” or trading strategy involving a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act. Any such offer or recommendation, if any, will only occur after we have received appropriate documentation from you regarding whether you are qualified to enter into a swap under applicable law.

11.       Patriot Act. SunTrust hereby notifies the Company that pursuant to the requirements of the USA Patriot Improvement and Reauthorization Act of 2005, Title III of Pub. L. 109-177 (signed into law March 9, 2006) (the “Patriot Act”) and the requirements of 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), it and its affiliates are required to obtain, verify and record information that identifies the Company and certain of its affiliates, which information includes their names, addresses, tax identification numbers and other information that will allow SunTrust to identify the Company and certain of its affiliates in accordance with the Patriot Act or the Beneficial Ownership Regulation, as applicable. This notice is given in accordance with the requirements of the Patriot Act and is effective for SunTrust and its affiliates.

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We look forward to working with you on this important transaction.

Very truly yours,

SUNTRUST BANK

By:
Name:
Title:

SunTrust Robinson Humphrey, Inc.

By:
Name:
Title:

Signature Page to Commitment Letter

ACCEPTED AND AGREED

this ____ day of February, 2019:

RING ENERGY, INC.

By:
William R. Broaddrick
Vice President and Chief Financial Officer

Signature Page to Commitment Letter